UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  January 30, 2012

InspireMD, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54335	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Menorat Hamaor St. Tel Aviv, Israel	67448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-691-7691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2012, the Board of Directors (the “Board”) of InspireMD, Inc. (the “Company”) appointed James J. Barry, Ph.D. as a Class III member of the Board, effective as of January 30, 2012, with a term expiring at the Company’s 2014 annual meeting of stockholders. In connection with his appointment, Dr. Barry was granted an option to purchase 100,000 shares of the Company’s common stock (“Common Stock”) at an exercise price of $1.95 per share, the closing price of the Common Stock on the date of grant (the “Barry Option”), subject to the terms and conditions of the 2011 U.S. Equity Incentive Plan, a sub-plan of the Company’s 2011 Umbrella Option Plan. The Barry Option vests and becomes exercisable in three equal annual installments beginning on the one-year anniversary of the date of grant, provided that in the event that Dr. Barry is either (i) not reelected as a director at the Company’s 2014 annual meeting of stockholders, or (ii) not nominated for reelection as a director at the Company’s 2014 annual meeting of stockholders, the option vests and becomes exercisable on the date of Dr. Barry’s failure to be reelected or nominated. The Barry Option has a term of 10 years from the date of grant.

Item 7.01	Regulation FD Disclosure.

On January 30, 2012, the Company issued a press release announcing the appointment of Dr. Barry to the Board.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release of InspireMD, Inc., dated January 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: February 1, 2012	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of InspireMD, Inc., dated January 30, 2012